                                                      EXHIBIT 4.3

                                November 6, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re:  Undertaking by Physician Partners, Inc. to Furnish
       Instruments Regarding Long-Term Debt
       --------------------------------------------------

Ladies and Gentlemen:

     This letter is in reference to the merger of HealthFirst Medical Group, P.C., The Corvallis Clinic, P.C. and Medford Clinic, P.C. with and into Physician Partners, Inc. ("PPI"). PPI is filing with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 in connection with such merger. PPI has an obligation to disclose certain instruments defining the rights of security holders under Item 21 of Form S-4 and paragraph (b)(4)(iii)(A) of Item 601 of Regulation S-K. Pursuant to such regulations, PPI hereby undertakes to furnish to the SEC upon request any instrument with respect to long-term debt thereof, the total amount of which does not exceed 10 percent of the total assets of PPI.

                                                 PHYSICIAN PARTNERS, INC.

                                                 By: /s/ Tim E. Dupell
                                                     _______________________
                                                     Tim E. Dupell
                                                     Chief Financial Officer